Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-72767 and 333-94519) of Mannatech, Incorporated of our report dated March 12, 2004 relating to the consolidated financial statements which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Dallas, Texas

March 12, 2004